Exhibit 5.1

November 6, 2007

Board of Directors Trustees

Cross Match Technologies, Inc.

3950 RCA Boulevard

Suite 5001

Palm Beach Gardens, FL 33410

Ladies and Gentlemen:

We are acting as counsel to Cross Match Technologies, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 8,333,334 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on November 5, 2007 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom W.R. Hambrecht + Co., LLC, Stanford Group Company and E*TRADE Securities LLC will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

5.	Certain resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the authorization of the Underwriting Agreement and arrangements in connection therewith, and the establishment of a pricing committee of the Board of Directors.

6.	A certificate of the Secretary of the Company as to certain facts relating to the Company.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (a) action by the Board of Directors or the pricing committee thereof authorizing the specific number of Shares to be issued and establishing the issue price of the Shares (the “Board Action”), (b) execution and delivery by the Company of the Underwriting Agreement, (c) issuance of the Shares pursuant to the terms of the Underwriting Agreement and the Board Action, and (d) receipt by the Company of the consideration for the Shares specified in the

Board Action, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON LLP

HOGAN & HARTSON L.L.P.

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